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                                AMERIKING, INC.


               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                  Dec. 28, 1999 to                      Dec. 29, 1998 to
                                                           -------------------------------------------------------------------
                                                                    Mar. 27, 2000                         Mar. 29, 1999
                                                           -------------------------------------------------------------------
                                                             W/O PIK            With PIK             W/O PIK        With PIK
                                                            Dividends           Dividends           Dividends       Dividends
                                                           -----------         -----------         -----------     -----------
EARNINGS
Income (loss) before income taxes benefit                   (3,333,000)         (3,333,000)           (858,000)       (858,000)
Interest expense                                             5,499,000           5,499,000           4,502,000       4,502,000
Amortization of deffered financing costs                       215,000             215,000             250,000         250,000
Portion of rents representative of interest                  2,371,000           2,371,000           2,087,000       2,087,000
Preferred stock PIK dividends                                        -             152,000                   -         143,000
                                                           -----------         -----------         -----------     -----------

Total earnings                                               4,752,000           4,904,000           5,981,000       6,124,000
                                                           -----------         -----------         -----------     -----------
FIXED CHARGES
Interest expense                                             5,499,000           5,499,000           4,502,000       4,502,000
Amortization of deffered financing costs                       215,000             215,000             250,000         250,000
Portion of rents representative of interest                  2,371,000           2,371,000           2,087,000       2,087,000
Preferred stock PIK dividends                                        -             152,000                   -         143,000
                                                           -----------         -----------         -----------     -----------
Total Fixed Charges                                          8,085,000           8,237,000           6,839,000       6,982,000
                                                           -----------         -----------         -----------     -----------

RATIO OF EARNINGS TO FIXED CHARGES                                0.59                0.60                0.87            0.88
                                                           -----------         -----------         -----------     -----------

INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                (3,333,000)         (3,333,000)           (858,000)       (858,000)
                                                           -----------         -----------         -----------     -----------
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